EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


     Name                                       State of Incorporation
   -------                                     ------------------------

(1)  HAYDEN-WEGMAN, INC.                        Delaware

(2)   TECHSTAR COMMUNICATIONS, INC.             Delaware

(3)   HAYDEN-WEGMAN INTERNATIONAL, LTD.         Delaware